SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 13, 2002

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

Kimball International Finalizes Sale of Boesendorfer Piano Subsidiary

JASPER, IN (February 13, 2002) -- Kimball International, Inc. (NASDAQ: KBALB) announced today that the company has finalized the sale of its Boesendorfer piano subsidiary, located in Vienna, Austria, to BAWAG-Bank of Austria. The pending sale, announced January 10, 2002, was subject to Austrian regulatory approval, which has now been received. The sale will result in a $0.22 per Class B share gain to be recorded in the Company's fiscal 2002 third quarter which will close on March 31, 2002.

Kimball International, Inc. (NASDAQ: KBALB) provides a vast array of products from its two business segments: the Furniture and Cabinets Segment and the Electronic Contract Assemblies Segment. The Furniture and Cabinets Segment manufactures furniture for the office, residential, lodging, and healthcare industries and store display fixtures, all sold under the Company's family of brand names. Other products produced by Kimball on a contract basis include store fixtures, television cabinets and stands, residential furniture and furniture components. The Electronic Contract Assemblies Segment is a global provider of design engineering, manufacturing, packaging and distribution of electronic assemblies, circuit boards, multi-chip modules and semiconductor components on a contract basis to a variety of industries on a global scale.

To learn more about Kimball International, Inc., visit the Company's website on the Internet at: www.kimball.com.

"We Build Success!"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider

ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer Treasurer

Date: February 15, 2002

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